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                                                                   Exhibit 99(i)

Contact:  Charles R. West, CEO
Phone:    865-524-8997
Fax:      865-524-9799

FOR IMMEDIATE RELEASE


                         TICE ACQUIRES TWO BUSINESSES
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     KNOXVILLE, TENNESSEE - (Business Wire) - January 30, 2000 - Tice
Technology, Inc. (OTC BB: TICE) has executed asset purchase agreements to acquire two privately held Knoxville Tennessee based businesses, LandOak Company, LLC and MidSouth Sign Company, LLC. LandOak is an automobile and equipment leasing business. Customers include Tennessee Eastman. MidSouth has eight years experience in metal and vinyl sign fabrication. It provides digital property, sign surveys and maintenance agreements to customers nationwide including: American Express, Clayton Homes and Compass Bank.

     Tice will file a Form 8-K with the Securities and Exchange Commission to disclose the completion of both purchases that were effective January 1, 2001. Management expects to file pro forma financial information as an amendment to Form 8-K within the next 60 days.

     The transaction involves the issuance of 13,000,000 Tice common shares and assumed certain liabilities in exchange for the assets of the two combined companies. Two of the owners of the private businesses already own common stock in Tice and are members of Tice's board of directors.

     "Now that we have completed these acquisitions, our attention is turning to maximizing revenue and profit opportunities within the businesses" said Charles
R. West, President and CEO of Tice Technology, Inc. "We are pursuing operating synergies between the businesses to reduce overall administrative costs, reduce product costs and facilitate the sales of some products through financing.

     At Tice Engineering and Sales, we are preparing our revolutionary new sewing machine, the FS-2000, for its market launch next quarter. We are also nearing completion of the dual head sewing machine designed and manufactured for a specialty products customer. At MidSouth Sign Company, we are pleased with the order backlog in the sign fabrication division, and are entering into a major new contract in the survey division. Operations at LandOak Company, our leasing and rental business, are steady and we expect strong growth from this unit primarily in the leasing side of the business."

     "With these newly acquired assets we plan to pursue an exchange listing
affording greater access and visibility within the financial community.   We
continue to explore other acquisitions that will be accretive to shareholder value."
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     Tice is a publicly traded holding company providing diverse products and services through three wholly owned subsidiaries:

     Tice Engineering & Sales, Inc. (founded in 1965) provides engineering and technical solutions for specialized, industrial sewing equipment. Tice is widely known in the apparel industry for its patented Electronic Gearing Technology. Tice holds dozens of US and International patents and is the only company to completely design a new sewing machine using 21st Century technology from the ground up. Tice's customer list includes major apparel manufacturers such as Levi Strauss, Vanity Fair and Hart, Schaffner and Marx.

     MidSouth Sign Company, Inc. sells and produces metal and vinyl signs and National Survey Associates (a division of MidSouth Sign Company, Inc.) provides national signage surveys and other services for commercial clients. Customers include American Express, Clayton Homes, and Compass Bank.

     LandOak Company, Inc. is an automobile and equipment rental and leasing company for individual and commercial clients throughout the upper East Tennessee area. Customers include Tennessee Eastman.

     Statements in this release that are not historical facts are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. In addition, words such as "believes", "anticipates", "expects", and similar expressions are intended to identify forward looking statements. Such forward looking statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievement of events of the Company, or events, or timing of events, relating to the Company to differ materially from any future results, performance, or achievements of the forward-looking statements. The Company cannot assure that it will be able to anticipate or respond timely to the changes, which could adversely affect its operating results in one or more fiscal quarters. Results of operations in any past period should not be considered indicative of results to be expected in future periods. Fluctuations in operating results may result in fluctuations in the price of the Company's securities.